                                                                    EXHIBIT 21.1

                             NAME                                 STATE OR JURISDICTION OF INCORPORATION
---------------------------------------------------------------   --------------------------------------
G.T. Interactive Software (Europe) Limited.....................                  England
WizardWorks Group, Inc.........................................                 Minnesota
Candel Inc.....................................................                  Delaware
Humongous Entertainment, Inc...................................                 Washington